UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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Astro-Med, Inc.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Astro-Med, Inc.

Astro-Med Industrial Park

600 East Greenwich Avenue

West Warwick, Rhode Island 02893

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

May 13, 2003

To the Shareholders of Astro-Med, Inc.:

Notice is hereby given that the 2003 Annual Meeting of Shareholders of Astro-Med, Inc. (the “Company”) will be held at the offices of the Company, Astro-Med Industrial Park, 600 East Greenwich Avenue, West Warwick, Rhode Island on Tuesday May 13, 2003, beginning at 10:00 a.m., for the purpose of considering and acting upon the following:

(1)	Electing five directors to serve until the next annual meeting of shareholders or until their successors are elected and have qualified.

(2)	Transacting such other business as may properly come before the meeting.

The close of business on March 21, 2003 has been fixed as the record date for determining shareholders entitled to vote at the Annual Meeting or any adjournment thereof.

By Order of the Board of Directors

Margaret D. Farrell

Secretary

April 11, 2003

Kindly fill in, date and sign the enclosed proxy and promptly return it in the enclosed addressed envelope, which requires no postage if mailed in the United States. If you are personally present at the meeting, your proxy will be returned to you if you desire to vote in person.

Astro-Med, Inc.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

May 13, 2003

Solicitation and Revocation of Proxies

The accompanying proxy is solicited by the Board of Directors of Astro-Med, Inc. (herein called the “Company”) in connection with the annual meeting of the shareholders to be held May 13, 2003. The Company will bear the cost of such solicitation. It is expected that the solicitation of proxies will be primarily by mail. Proxies may also be solicited personally by regular employees of the Company at nominal cost. The Company may reimburse brokerage houses and other custodians, nominees and fiduciaries holding stock for others in their names, or in those of their nominees, for their reasonable out-of-pocket expenses in sending proxy material to their principals or beneficial owners and obtaining their proxies. Any shareholder giving a proxy has the power to revoke it at any time prior to its exercise, but the revocation of a proxy will not be effective until notice thereof has been given to the Secretary of the Company. Every properly signed proxy will be voted in accordance with the specification made thereon. This proxy statement and the accompanying proxy are expected to be first sent to shareholders on or about April 11, 2003.

Election of Directors

At the annual meeting, five directors are to be elected to hold office until the next annual meeting or until their respective successors are elected and qualified. The persons named in the accompanying proxy, who have been designated by the Board of Directors, intend to vote, unless otherwise instructed, for the election to the Board of Directors of the persons named below. Certain information concerning such nominees is set forth below:

Name and Age	Business Experience During Past Five Years	Director Since
Albert W. Ondis (77)	Chairman of the Company	1969
Everett V. Pizzuti (66)	President of the Company	1985
Jacques V. Hopkins (72)	Former Partner, Hinckley, Allen & Snyder LLP (Attorneys at Law) (Retired 1997)	1969
Hermann Viets, Ph.D. (60)	President, Milwaukee School of Engineering (since 1991)	1988
Graeme MacLetchie (65)	Director, Deutsche Bank Alex Brown (Private Client Division)	2002

Voting at Meeting

Only shareholders of record at the close of business on March 21, 2003 will be entitled to vote at the meeting. On the record date, there were 4,270,712 shares of common stock of the Company outstanding. There was no other outstanding class of voting securities. Each shareholder has one vote for every share owned.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth as of March 21, 2003 (except as noted) the record and beneficial ownership of the Company’s outstanding shares of common stock by each person who is known to the Company to own of record or beneficially more than 5 percent of such stock, by each director of the Company, by each executive officer named in the Summary Compensation Table and by all directors and executive officers of the Company as a group:

Name of Beneficial Owner	Number of Shares Beneficially Owned		Percent of Class
Albert W. Ondis 600 East Greenwich Avenue West Warwick, Rhode Island	1,474,822	(1)	32.5%

Everett V. Pizzuti 600 East Greenwich Avenue West Warwick, Rhode Island	594,157	(2)	12.7%

Dimensional Fund Advisors, Inc. 1299 Ocean Avenue Santa Monica, California	335,850	(3)	7.9%

Jacqueline B. Ondis 40 Oak Grove Street Warwick, Rhode Island	310,000		7.3%

Hermann Viets	133,212	(4)	3.1%

Joseph P. O’Connell	191,366	(5)	4.3%

Elias G. Deeb	95,013	(6)	2.2%

Jacques V. Hopkins	41,107	(7)	1.0%

John B. Chatten	61,973	(8)	1.4%

Graeme MacLetchie	56,000	(9)	1.3%

All directors and executive officers of the Company as a group (12)	2,769,968	(10)	51.0%

(1)	Includes 142,478 shares held in trust for children, 274,000 shares deemed to be beneficially owned because of exercisable options to acquire shares and 2,850 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(2)	Includes 418,500 shares deemed to be beneficially owned because of exercisable options to acquire shares and 2,903 shares allocated to his account under the Company’s Employee Stock Ownership Plan.

(3)	Dimensional Fund Advisors Inc. (“Dimensional”), an investment advisor registered under Section 203 of the Investment Advisors Act of 1940, is deemed to have beneficial ownership of the number of shares shown as of December 31, 2002, all of which shares are held in portfolios of DFA Investment Dimensions Group Inc., a registered open-end investment company, or in a series of the DFA Investment Trust Company, Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans. Dimensional serves as investment advisor or manager to all of such entities. Dimensional disclaims beneficial ownership of all such shares.
(4)	Includes 112 shares held by Dr. Viets as custodian for a child and 7,000 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(5)	Includes 190,273 shares deemed to be beneficially owned because of exercisable options to acquire shares and 815 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(6)	Includes 83,500 shares deemed to be beneficially owned because of exercisable options to acquire shares and 2,061 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(7)	Includes 25,607 shares held as a trustee of a trust for the benefit of a child of Mr. Ondis, and 7,000 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(8)	Includes 60,000 shares deemed to be beneficially owned because of exercisable options to acquire shares and 273 shares allocated to his account under the Company’s Employee Stock Ownership Plan.
(9)	Includes 1,000 shares deemed to be beneficially owned because of exercisable options to acquire shares.
(10)	Includes 1,158,023 shares deemed to be beneficially owned because of exercisable options to acquire shares and 12,670 shares allocated to the accounts of officers under the Company’s Employee Stock Ownership Plan.

Other Information Relating to Directors

During the fiscal year ended January 31, 2003, the Board of Directors held four formal meetings and five meetings by telephone conference. The Board has an Audit Committee consisting of Mr. Hopkins (Chairman), Dr. Viets and Mr. MacLetchie, whose primary duties and responsibilities include recommending an accounting firm to be engaged as the Company’s independent accountants and meeting with the Company’s independent accountants to review the annual audit scope, the audit of financial statements, the adequacy of internal controls and other relevant matters. The Audit Committee held three formal committee meeting and three meetings by telephone conference during the fiscal year ended January 31, 2003. The Board has a Compensation Committee comprised of Dr. Viets (Chairman), Mr. MacLetchie and Mr. Hopkins, which reviews and approves recommendations on executive compensation and administers the Company’s stock option plans. The Compensation Committee held one formal meeting during the fiscal year ended January 31, 2003. Messrs. MacLetchie, Hopkins and Viets have been paid an annual retainer fee of $3,500 plus $500 for each Board meeting attended.

Those directors who are not also officers and employees of the Company receive options to purchase common stock under the Company’s Non-Employee Director Stock Option Plan (the “Director Plan”) as compensation for their services to the Company. Under the Director Plan, Messrs. Hopkins and Viets each received non-qualified option to purchase 1,000 shares of common stock on May 21, 1996, the date the Company’s shareholders approved the Director Plan and Mr. MacLetchie received a non-qualified option to purchase 1,000 share of common stock upon his initial election to the Board of Director in May 2002, Any non-employee director who is elected in the future will receive non-qualified option to purchase 1,000 shares of common stock on the date of the director’s initial election to the Board of Directors. Each non-employee director (other than a director first elected after June 30 of the prior year) receives an annual non-qualified option to purchase 1,000 shares of common stock as of the first business day of January of each year. All options have an exercise price equal to the market price of the common stock on the day of the grant and are exercisable for a term of ten years. Options vest six months after the grant date, unless automatically accelerated in the event of death, disability, or a change of control. A total of 30,000 shares have been reserved for issuance under the Director Plan. Mr MacLetchie received options to acquire 1,000 shares at $4.43 per share on May 14, 2002, the date of his initial election to the Board of Directors. Messrs. Hopkins, MacLetchie and Viets each received options to acquire 1,000 shares at $3.20 per share on January 2, 2003. Options for an aggregate of 24,000 shares, with exercise prices ranging from $3.20 to $9.25 per share were outstanding at January 31, 2003. On March 24, 2003, Messrs. Hopkins, MacLetchie and Viets agreed to cancel the options of January 2, 2003.

Directors who are also officers and employees of the Company are not entitled to receive any compensation in addition to their compensation for services as officers or employees.

The law firm of Hinckley Allen & Snyder LLP, of which Mr. Hopkins is a retired partner, provides legal services to the Company.

Other than as described under “Indebtedness of Management”, no officer, director or nominee for director of the Company or any associate of any of the foregoing had during the fiscal year ended January 31, 2003 any material interest, direct or indirect, in any material transaction or any material proposed transaction to which the Company was or is to be a party.

Report On Executive Compensation

The Board of Directors has delegated to the Compensation Committee the authority to fix compensation (including stock options) for the Company’s key employees. The Compensation Committee is comprised of the Company’s three non-employee directors, Dr. Viets (Chairman), Mr. MacLetchie and Mr. Hopkins. Mr. Ondis meets with the Compensation Committee to review the compensation program and make recommendations for senior executive officers. Compensation consists of three principal elements (salary, bonus and stock options).

Executive Compensation Philosophy.    Compensation of the Company’s executive officers should link management initiatives with the actual financial performance of the Company. Similarly, the compensation should attract, retain and motivate highly qualified individuals to achieve the Company’s business goals and link their interests with shareholder interests.

Salary.    Base salaries for executive officers were established a number of years ago after reviewing compensation for competitive positions at manufacturing companies of comparable size and profitability operating in a similar industry. Base salaries have since been increased at annual rates which approximate the general rates of increase of compensation for all employees of the Company and for generally publicized competitive positions elsewhere in industry. Effective November, 2001, the base salaries of executives were reduced as part of a general cost reduction program, with the results that base salaries for fiscal 2003 were at or below fiscal 2002 levels.

Bonus.    The Compensation Committee adopted a management bonus plan for the purpose of providing incentive compensation to employees of the Company. Awards are based on the Company’s achieving specified financial objectives, such as net income and return on net assets, as well as each individual’s specific business objectives. The specified threshold and target financial objectives and business objectives and the related bonus payouts are established annually and, accordingly, individual awards may vary, up or down, from year to year. No bonus payments were made in fiscal years 2002 and 2003.

Stock Options.    Total executive compensation includes long-term incentives afforded by stock options. Stock option grants are made by the Compensation Committee upon consideration of recommendations made by senior management. The objectives of option grants are to align the long-term interests of executives and key employees with shareholder interests, by creating a strong and direct link between compensation and total shareholder return. In this connection, grants are intended to enable recipients to develop and maintain significant long-term stock ownership in the Company. Stock options are the principal vehicle for the payment of long-term compensation. Grants of stock options reflect subjective consideration of such matters as other compensation and the employee’s position in the Company and contributions to the Company.

Compensation of Chief Executive Officer.    Mr. Ondis is eligible to participate in the same executive compensation plans available to other senior executives. Effective in November 2001, his base salary was decreased from $255,000 to $229,500, a 10% decrease, as part of a general cost reduction program. Non-qualified option grants for 62,000 common shares at an exercise price of $3.70 were made to Mr. Ondis during fiscal year 2003.

Deductibility of Compensation.    Section 162(m) of the Internal Revenue Code limits the deductibility of compensation paid to a public company’s five highest paid executive officers to the extent any such officer’s annual compensation exceeds $1,000,000, subject to certain exceptions. The Board of Directors has deferred adopting a policy on this issue, as it does not expect the compensation of these individuals to reach relevant levels in the near future.

Conclusion.    Through the program described above, the Compensation Committee firmly believes a direct link has been established between the Company’s financial performance, executive compensation and resultant stock price performance.

Compensation Committee

Hermann Viets, Ph.D. (Chairman)

Graeme MacLetchie

Jacques V. Hopkins

Executive Compensation

The following table sets forth the total annual compensation paid or accrued, together with other information for the fiscal years ended January 31, 2003, 2002 and 2001, for the Chief Executive Officer and each of the four most highly compensated executive officers of the Company whose total annual salary and bonus for the fiscal year ended January 31, 2003 exceeded $100,000.

Summary Compensation Table

Annual Compensation
Name and Principal Position	Year	Salary($)	Bonus($)	Other ($)(a)	Securities Underlying Options Granted(#)	All Other Compensation($)(b)
Albert W. Ondis Chairman, Chief Executive Officer	2003 2002 2001	225,087 253,837 243,324	— — —	31,237 42,360 48,970	62,000 62,000 75,000	2,301 878 4,561

Everett V. Pizzuti President, Chief Operating Officer	2003 2002 2001	215,117 231,469 221,908	— — —	29,068 31,820 38,152	62,000 62,000 75,000	2,939 2,605 4,739

Joseph P. O’Connell Vice President and Treasurer, Chief Financial Officer	2003 2002 2001	158,395 173,304 158,817	— — —	15,434 15,289 6,812	48,500 50,000 50,000	2,376 2,513 4,289

John B. Chatten President, Grass-Telefactor Product Group	2003 2002 2001	140,222 173,510 150,000	— — —	— — —	5,000 5,000 15,000	— — 2,056

Elias G. Deeb Vice President, Media Products	2003 2002 2001	130,492 136,424 129,528	— — 10,000	— — —	15,000 5,000 15,000	1,949 2,145 3,955

(a)	Represents imputed interest on indebtedness of management in the amount of $8,942 for Mr. Ondis and $3,659 for Mr. Pizzuti and reimbursement for taxes attributable to use of Company provided vehicles and cash compensation in lieu of Company provided vehicles.
(b)	Amounts consist of the Company’s annual matching contributions to the Astro-Med, Inc. Retirement Savings Plan.

Indebtedness of Management

The following information describes loans to directors and executive officers of the Company whose indebtedness to the Company exceeded $60,000 at any time during the fiscal year ended January 31, 2003.

Name	Largest Amount of Indebtedness Outstanding at Any Time	Amount of Indebtedness Outstanding at Year End
Albert W. Ondis, Chairman and Director	$321,640	$321,640
Everett V. Pizzuti, President and Director	131,624	131,624

The indebtedness is comprised of unsecured non-interest bearing demand notes for loans made to the persons named prior to fiscal year 1992.

Profit-Sharing Plan

The Company has a qualified Profit-Sharing Plan which provides retirement benefits to substantially all employees of the Company and provides for contributions into a trust fund in such amounts as the Board of Directors may annually determine. Each eligible employee shares in contributions on the basis of relative (limited to $200,000) compensation.

In addition, participants are permitted to defer up to 15% of their cash compensation and make contributions of such deferral to this Plan through payroll deductions. The Company makes matching contributions equal to 50% of the first percent of compensation contributed and 25% of the second, third, fourth and fifth percent. The deferrals are made within the limits prescribed by Section 401(k) of the Internal Revenue Code.

The Plan provides for the vesting of 100% of contributions made by the Company to the account of an employee after three years of service. Contributions by an employee are 100% vested immediately. The Company’s contributions paid or accrued for the fiscal year ended January 31, 2003 totaled $149,000.

Employee Stock Ownership Plan

The Company has an Employee Stock Ownership Plan which provides retirement benefits to substantially all employees of the Company. Contributions in such amounts as the Board of Directors may annually determine are allocated among eligible employees on the basis of relative (limited to $100,000) compensation. Participants are 100% vested in any and all allocations to their accounts. Contributions, which may be in cash or stock, are invested by the Plan’s Trustees in shares of common stock of the Company. No contributions were paid or accrued for the fiscal year ended January 31, 2003.

Stock Option Plans

The Company has a Non-Qualified Stock Option Plan adopted in the fiscal year ended January 31, 1999 and amended in the fiscal year ended January 31, 2002 under which options for an aggregate of 1,000,000 shares of common stock may be granted to officers and key employees as well as consultants or other persons who render services to the Company at an exercise price of not less than 50% of the market price on the date of grant. Options granted under this plan for an aggregate of 172,500 shares, with an exercise price of $3.70 were granted during the fiscal year ended January 31, 2003. Options granted under this plan for an aggregate of 572,500 shares with exercise prices ranging from $3.70 to $7.50 per share were outstanding at January 31, 2003. Options were granted subsequent to January 31, 2003 for an aggregate of 25,200 shares with an exercise price of $3.30 per share. A total of 402,300 shares remain available for option grants under this plan.

The Company also has an Incentive Stock Option Plan adopted in the fiscal year ended January 31, 1994 under which options for an aggregate of 250,000 shares of common stock may be granted to officers and key employees at an exercise price of not less than 100% of the market price on the date of grant. Options granted under this plan for an aggregate of 11,500 shares with an exercise price of $3.70 were granted during the fiscal year ended January 31, 2003. Options granted under this plan for an aggregate of 238,000 shares with exercise prices ranging from $3.70 to $10.25 per share were outstanding at January 31, 2003. Options were granted subsequent to January 31, 2003 for an aggregate of 12,000 shares with an exercise price of $3.30 per share. No shares remain available for option grants under this plan.

In addition, the Company has an Incentive Stock Option Plan adopted in the fiscal year ended January 31, 1998 and amended in the fiscal years ended January 31, 1999 and 2001, under which options for an aggregate of 1,250,000 shares of common stock may be granted to officers and key employees at an exercise price of not less than 100% of the market price on the date of grant. Options granted under this plan for an aggregate of 246,000 shares with an exercise price of $3.70 were granted during the fiscal year ended January 31, 2003. Options granted under this plan for an aggregate of 905,200 shares with exercise prices ranging from $3.70 to $8.13 per share were outstanding at January 31, 2003. Options were granted subsequent to January 31, 2003 for an aggregate of 115,000 shares with an exercise price of $3.30 per share. A total of 220,300 shares remain available for option grants under this plan.

The following tables present certain information concerning stock options granted and exercised by each executive officer named in the Summary Compensation Table during the fiscal year ended January 31, 2003, and the year-end value of unexercised options held by each of those officers. No options were exercised by any of these executive officers during the fiscal year ended January 31, 2003.

Aggregated Options Held at January 31, 2003

Name	Securities Underlying Unexercised Options at Fiscal Year End(#)		Value of Unexercised In- The-Money Options at Fiscal Year End($)(a)
	Exercisable	Unexercisable	Exercisable	Unexercisable
Albert W. Ondis	274,000	—	—	—
Everett V. Pizzuti	418,500	13,375	3,656	—
Joseph P. O’Connell	190,273	727	—	—
John B. Chatten	60,000	—	—	—
Elias G. Deeb	83,500	—	—	—

(a)	Amount represents excess of market value as of January 31, 2003 over exercise price.

Option Grants — Fiscal Year

Ended January 31, 2003

Name	Option Grants (#)		% Of Total Options Granted to Employees in Fiscal Year	Per Share Exercise Price ($	Expiration Date	Grant Date Value ($)(e)
Albert W. Ondis	62,000	(a)	14.4%	3.70	3/18/12	68,200
Everett V. Pizzuti	62,000	(a)	14.4%	3.70	3/18/12	68,200
Joseph P. O’Connell	48,500	(a)	11.3%	3.70	3/18/12	53,350
John B. Chatten	5,000	(b)	1.2%	3.70	3/18/12	5,500
Elias G. Deeb	15,000	(a)	3.5%	3.70	3/18/12	16,500

(a)	Options became exercisable on October 18, 2002.
(b)	Options became exercisable on January 1, 2003.
(c)	Amounts represent the fair value of each option granted and were estimated as of the date of grant using the Black-Scholes option-pricing model with the following weighted average assumptions: expected volatility of 45%; expected life of 5 years; risk-free interest rate of 3.5% and dividend yield of 4.3%.

Performance Graph

Set forth below is a line graph comparing the cumulative total return on the Company’s common stock against the cumulative total return of a NASDAQ market index and a peer index for the period of five fiscal years ended January 31, 2003. The University of Chicago’s Center for Research in Security Prices (CRSP) total return index for the NASDAQ Stock Market is calculated using all companies which trade on the NASDAQ National Market System (NMS) or on the NASDAQ supplemental listing. It includes both domestic and foreign companies. The index is weighted by the then current shares outstanding and assumes dividends reinvested. The return is calculated on a monthly basis. The peer group index, the CRSP Index for NASDAQ Electronic Components Stock designated below as the industry index, is comprised of companies classified as electronic equipment manufacturers. The total returns assume $100 invested on February 1, 1998 with reinvestment of dividends.

COMPARE 5-YEAR CUMULATIVE TOTAL RETURN AMONG

ASTRO-MED, INC., NASDAQ MARKET INDEX AND PEER GROUP INDEX

ASSUMES $100 INVESTED ON FEBRUARY 1, 1998

ASSUMES DIVIDEND REINVESTED FISCAL YEAR ENDING JANUARY 31, 2003

	Fiscal Years Ended January 31
	1998	1999	2000	2001	2002	2003
Astro-Med, Inc.	100	102.40	79.76	87.57	65.64	57.10
Peer Group Index	100	161.22	299.40	243.93	153.21	77.19
Nasdaq Market Index	100	156.49	244.12	171.06	120.13	82.78

Audit Committee Report

The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company’s accounting functions and internal controls. The Audit Committee is composed of three directors, each of whom is independent as defined by the NASDAQ listing standards. The Audit Committee operates under a written charter approved by the Board of Directors.

Management is responsible for the Company’s internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company’s consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes.

The Audit Committee’s responsibilities focus on two primary areas: (1) the adequacy of the Company’s internal controls and financial reporting process and the reliability of the Company’s financial statements; and (2) the independence and performance of the Company’s independent accountants.

The Audit Committee has met with management and the Company’s independent accountants, Ernst & Young LLP, to review and discuss the January 31, 2003 financial statements. Management represented to the Committee that the Company’s consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The Audit Committee also discussed with the Ernst & Young LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received from Ernst & Young LLP written disclosures and the letter regarding independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committee) and has discussed with Ernst & Young LLP that firm’s independence.

The Audit Committee received the following information concerning the fees of Ernst & Young LLP for the year ended January 31, 2003, and has considered whether the provision of these services is compatible with maintaining the independence of the independent accountants:

• Audit Fees (including review of interim financial statements included in Form 10-Qs)	$93,800
• Financial Information Systems Design and Implementation Fees	$0
• All Other Fees	$17,500

The Audit Committee has determined that the provision of non-audit services by Ernst & Young LLP is compatible with maintaining that firm’s independence.

Based upon the review and discussions referred to above, we recommended that the Board of Director’s include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2003, to be filed with the Securities and Exchange Commission.

Audit Committee

Jacques V. Hopkins (Chairman)

Hermann Viets, Ph.D.

Graeme MacLetchie

Independent Accountants

The Company selected Ernst & Young LLP as independent accountants to audit the financial statements of the Company for fiscal year ended January 31, 2003. Although no accountants have yet been selected to audit the financial statements of the Company for the fiscal year ending January 31, 2004 it is expected that the Audit Committee will recommend Ernst & Young LLP to the Board. It is further expected that a representative of Ernst & Young LLP will be present at the annual meeting with the opportunity to make a statement, if he or she so desires, and that such representative will be available to respond to appropriate questions.

Financial Reports

A copy of the annual report of the Company for the fiscal year ended January 31, 2003 including the Company’s annual report to the Securities and Exchange Commission on Form 10-K, accompanies this proxy statement. Such report is not part of this proxy statement.

Proposals For 2004 Annual Meeting

The 2004 annual meeting of the shareholders of the Company is scheduled to be held on May 12, 2004. If a shareholder intending to present a proposal at that meeting wishes to have such proposal included in the Company’s proxy statement and form of proxy relating to the meeting, the shareholder must submit the proposal to the Company not later than December 15, 2003.

Other Matters

No business other than that set forth in the attached Notice of Meeting is expected to come before the annual meeting, but should any other matters requiring a vote of shareholders arise, including a question of adjourning the meeting, the persons named in the accompanying proxy will vote thereon according to their best judgment in the interests of the Company. In the event any of the nominees for the office of director should withdraw or otherwise become unavailable for reasons not presently known, the persons named as proxies will vote for other persons in their place in what they consider the best interests of the Company.

You are urged to sign and return your proxy promptly to make certain your shares will be voted at the meeting. You may revoke your proxy at any time before it is voted.

By Order of the Board of Directors

Margaret D. Farrell

        Secretary

Dated: April 11, 2003

ASTRO-MED, INC.

Annual Meeting of Shareholders—May 13, 2003

The undersigned, whose signature appears on the reverse side of this proxy, hereby appoints Albert W. Ondis, Everett V. Pizzuti, Jacques V. Hopkins, Graeme MacLetchie and Hermann Viets, or a majority of such of them as shall be present, attorneys with power of substitution and with all the powers the undersigned would possess if personally present, to vote the stock of the undersigned in ASTRO-MED, INC. at the annual meeting of shareholders to be held May 13, 2003, in West Warwick, Rhode Island, and at any adjournments thereof, as follows:

1. ELECTION OF DIRECTORS	FOR all nominees listed below (except as marked to the contrary below)	WITHHOLD AUTHORITY to vote for all nominees listed below

Albert W. Ondis, Everett V. Pizzuti, Jacques V. Hopkins, Hermann Viets and Graeme MacLetchie.

(INSTRUCTION: to withhold authority to vote for any individual nominee, write the nominee’s name in the space provided below.)

2. In their discretion, upon such other matters as may properly come before the meeting.

THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE NOMINEES SPECIFIED IN PROPOSAL 1.

PLEASE DATE, SIGN AND RETURN THIS PROXY

Dated                                                     , 2003                                                          Signed

(Sign exactly as your name appears hereon. When signing as attorney, executor, administrator, trustee, guardian or in a corporate capacity, please give full title as such. In case of joint tenants or multiple owners, each party must sign.)

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY